Annual Shareholders' Meeting
The Fund's annual meeting of shareholders was held on June 18, 2002. At that meeting, shareholders voted: (1) to re-elect John A. Bult, Serge Demoliere, Michel Longchampt and Michel A. Rapaccioli as Directors to serve for a three-year term expiring at the 2005 annual meeting; and (2) to approve a shareholder proposal to recommend to the Board to expedite the process to ensure that the Fund's shares trade at net asset value. The certified voting results for these two proposals is as follows:


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1. Election of Directors:
                                            For            Withheld Authority
                                        -------------        ---------------
         John A. Bult .................  5,873,956               452,841
         Serge Demoliere ..............  9,704,964               414,442
         Michel Longchampt ............  5,932,898               393,899
         Michel A. Rapaccioli .........  5,932,597               394,200
         Phillip Goldstein ............  3,777,609                15,000
         Adam Shapiro .................  3,777,609                15,000
         Gerald Hellerman .............  3,777,609                15,000

In addition to the elected Directors, Jean A. Arvis, Thomas C. Barry, Walter J.P. Curley, Pierre H.R. Daviron, Dirk Kipp, Gregory L. Melville, Moritz Sell and John W. Spurdle continue to serve as Directors of the Fund.

     2. A recommendation to the Board to expedite the process to ensure that the Fund's shares trade at net asset value:


                                          For          Against      Abstain
                                       --------       ---------     -------
                                       4,042,371      3,892,538     651,346

Although the shareholder votes as of June 18, 2002 indicated strong support in favor of the remaining proposals relating to the change in the Fund to a European multi-strategy, multi-manager investment program, the proposals did not receive a sufficient number of votes to satisfy the more stringent requirements of the Investment Company Act of 1940 and the meeting was adjourned to June 21, 2002. The annual shareholders' meeting was then further adjourned to June 28, 2002 to permit continued voting.

On June 28, 2002, the Fund closed the annual shareholders' meeting, announcing that the proposals relating to the proposed new investment program for the Fund did not receive the required vote. The certified voting results for these proposals are indicated below. Shareholders did not approve:

     3. A proposal to change the Fund's investment program by amending the Fund's fundamental investment objective and policies:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,120,935      3,452,491     62,086

      4. A proposal to change the Fund's fundamental investment restrictions necessary to implement the Fund's proposed new investment program regarding:

      a) Diversification:
                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,114,173      3,455,617     58,438

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     b) Borrowing for investment purposes:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       4,986,984      3,582,269     66,258

      c) Settlement of securities transactions:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,034,013      3,505,804     95,696

      d) Short sales of securities:
                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,073,099      3,511,985     62,738

      e) Purchasing securities on margin:
                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,007,061      3,576,085     64,677

      f) Purchasing securities which are not registered for sale in the U.S.:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,072,437      3,503,100     72,286

      g) Investments in illiquid securities:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       4,977,422      3,605,914     64,487

     5. A proposal to amend the Fund's Articles of Incorporation to change the name of the Fund to The European Multi-Strategy Investment Company:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,099,660      3,459,007     83,156

      6. A new investment advisory agreement between the Fund and Credit Agricole Asset Management U.S. Advisory Services, the Fund's investment adviser (the "Adviser") with an increase in the advisory fee payable to the Adviser:

                                          For          Against      Abstain
                                       --------       ---------     -------
                                       4,601,404      4,003,573     36,843

      7. A proposal to allow the Adviser, subject to Board approval, to select and replace if necessary, investment managers to directly manage a portion of the Fund's portfolio and to materially modify existing subadvisory agreements without obtaining stockholder approval of the new or amended subadvisory agreement:
                                          For          Against      Abstain
                                       --------       ---------     -------
                                       5,041,694      3,482,339     76,249

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